                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 13th day of November, 2000 between WILLIAM F. LASKY, an individual resident of the State of Wisconsin ("Consultant"), and ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:


         WHEREAS, Consultant has heretofore served as the Company's Chief Executive Officer and President, and Consultant desires to change his role with the Company in order to concentrate on various special projects and facilitate the Company's retention of a new chief executive officer;

         WHEREAS, simultaneously herewith Consultant has voluntarily resigned as an executive officer and employee of the Company and has mutually agreed with the Company to terminate the Employment Agreement dated as of January 1, 1999 between the Company and Consultant, as amended (the "Employment Agreement"); and

         WHEREAS, the Company and Consultant each desire to enter into this Agreement to set forth in writing the terms and conditions of Consultant's relationship with the Company from and after the date hereof.

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. TERM. The term of this Agreement shall begin on the date hereof (the "Effective Date") and, unless otherwise earlier terminated pursuant to Section 3 hereof, shall end on the one year anniversary of the date hereof (hereinafter referred to as the "Term").

         SECTION 2. CONSULTING SERVICES. Consultant hereby agrees to provide such consulting services to the Company during the Term with respect to such matters pertaining to the Company's business and affairs as may be requested of Consultant from time to time by the Company's Chairman of the Board or President. Consulting projects shall be in the nature of projects appropriate for a management consultant or a member of senior management. In this regard, Consultant shall be generally available to provide consulting services to the Board and senior management of the Company during normal business hours throughout the Term, it being the intent of the parties that Consultant (i) may provide such services on or off the Company's premises, unless it shall be necessary for Consultant to be on-site at a specific Company location in connection with the specific project (e.g., such as attending management meetings or visiting Company residences) and (ii) shall devote, if and to the extent requested by the Chairman of the



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Board or President, substantially all of his normal working time and efforts to the performance of his consulting duties under this Agreement to the extent that Consultant is assigned projects by the Chairman of the Board or President that require such time commitment; provided, however, that the Consultant may serve as a director or officer of any charitable, religious, civic, educational, or trade organizations to the extent that such activities, individually or in the aggregate, do not interfere with the performance of Consultant's duties and responsibilities under this Agreement.

         SECTION 3. EARLY TERMINATION.

            3.1 RIGHT TO TERMINATE. The Term may be terminated prior to its expiration upon the occurrence of any of the following events:

               (a) the mutual written agreement of the parties hereto to terminate the Term;

               (b) the Company's termination of the Term, upon written notice to Consultant, for "good cause," which shall exist (i) if Consultant is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (ii) if Consultant has engaged in conduct or activity materially damaging to the business of the Company (it being understood, however, that neither conduct nor activity pursuant to Consultant's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Consultant shall be a ground for such a determination by the Company), or (iii) Consultant breaches the terms of this Agreement and, within ten (10) days following written notice by the Company to Consultant of such breach, the Consultant has failed to cure such breach; or

               (c) the Consultant's termination of the Term, upon written notice to the Company, if the Company breaches the terms of this Agreement and, within ten (10) days following written notice by the Consultant to the Company of such breach, the Company has failed to cure such breach.

            3.2 CONSEQUENCES OF GOOD CAUSE TERMINATION AND WRONGFUL TERMINATION. In the event that the Company terminates the Term for "good cause" pursuant to
Section 3.1(b), then, in addition to other remedies available to the Company at law or in equity, the Company shall have no further obligation (a) to make any payments to Consultant under Section 4.1 hereof or (b) to provide the benefits to Consultant under Sections 4.2 and 4.4 hereof (provided that in such event the Company shall continue to offer COBRA continuation coverage to Consultant, at Consultant's expense, for the remainder of the unexpired Term by not electing to terminate coverage for gross misconduct). In the event that the Company terminates Consultant hereunder alleging "good cause" under Section 3.1(b) hereof and it is subsequently determined pursuant to the arbitration procedure provided for in Section 11.9 hereof that the termination was not for "good cause", then the Company shall be obligated to promptly pay Consultant, as liquidated damages and in lieu of all other amounts payable hereunder or damages arising therefrom, (i) a lump-sum amount (retroactive to the date of termination) equal to all remaining unpaid compensation pursuant to Section 4.1 hereof which would otherwise have been payable to Consultant during the Term had the Agreement not been terminated; (ii) the reasonable cash


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value of the benefits not otherwise provided to Consultant pursuant to Section
4.2 hereof (which for purposes of any insurance, shall be the actual cost expended by Consultant to secure coverage reasonably equivalent to the coverage he enjoyed immediately prior to such termination); and (iii) all of Consultant's reasonable attorneys' fees and costs incurred in connection therewith. In the event that the Consultant terminates the Term in accordance with Section 3.1(c), then, in addition to other remedies available to the Consultant at law or in equity, the Consultant shall have no further obligation (a) to provide services to the Company pursuant to Sections 2, 5 and 10 hereto or (b) to comply with the provisions of Section 6.2 hereto.

            3.3 CONSEQUENCES OF MUTUAL EARLY TERMINATION. In the event that the Company and Consultant mutually agree to terminate the Term pursuant to Section 3.1(a), the parties' respective rights and obligations under this Agreement shall terminate unless and except to the extent that the parties expressly agree otherwise at the time of such mutual termination.

         SECTION 4. COMPENSATION AND RELATED MATTERS.

            4.1 COMPENSATION. Within ten (10) days of the execution hereof (and, as to the $ 600,000.00 payment, by November 17, 2000), the Company shall pay Consultant his accrued and unpaid salary through and including the Effective Date (net of payroll taxes, Social Security and withholding items) and the sum of $600,000.00 (such payment, the "Initial Payment"). The parties hereto acknowledge and agree that the Initial Payment shall be in consideration of the termination of the Employment Agreement and in lieu of, among other things, any amounts due, accrued or payable to Consultant arising out of Consultant's employment by the Company through and until the Effective Date, including, without limitation, all compensation, salary, reimbursement or other amounts due, accrued or payable to Consultant under any of the Company's benefit plans or programs (including the "PTO" plan) or bonus or incentive compensation programs or under the Employment Agreement; provided, however, Consultant shall be entitled to (i) retain his vested benefits under the Company's 401(k) plan and under any other retirement plan to the extent that, under applicable law, said vested benefits belong to Consultant; and (ii) receive reimbursement for employee-related expenses incurred by Consultant prior to the Effective Date in the ordinary course to the extent reimbursable under the Company's reimbursement policies but not yet reimbursed by the Company, which expenses shall in no event exceed $5,000.00. During the Term, the Company hereby agrees to pay to Consultant the sum of $38,750.00 per month (up to twelve monthly payments of up to $465,000.00, in the aggregate ), such payments to be made on or before the 1st calendar day of each month commencing December 1, 2000. The amounts payable under this Section 4.1 (except as referenced above) shall be paid without deduction for state or federal withholding taxes, social security or other like sums, and, by virtue of being an independent contractor hereunder, Consultant alone shall be responsible for the payment of all such taxes and sums levied or assessed with respect to the amounts paid to Consultant hereunder.

            4.2 BENEFITS. The Company, at its expense, shall use reasonable efforts to continue the Consultant's coverage and participation in any group health plan (or provide COBRA continuation coverage by payment of COBRA continuation coverage premiums), life insurance, long-term disability and other benefit plans or programs, to the extent permissible under the terms of such plans or law, at the level in effect for Consultant immediately prior to the


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Effective Date, until the end of the Term (or shall pay Consultant during the
Term on a monthly basis an amount equal to the actual cost expended by Consultant to secure coverage reasonably equivalent to the coverage Consultant enjoyed as an employee immediately prior to the Effective Date), provided that if the Company can, pursuant to the terms of the Company's health insurance plan, continue Consultant's coverage and participation in the Company's health insurance plan as if he were an eligible employee, the last day of the Term shall be treated as the date of the Consultant's termination of employment solely for the purpose of determining the rights of the Consultant (and his eligible dependents, if any) to COBRA continuation coverage and if Consultant cannot continue to participate in the Company's health insurance plan as if he were an eligible employee, the Effective Date shall be treated as the date of Consultant's termination of employment for purposes of COBRA continuation coverage.

            4.3 OUT-OF-POCKET EXPENSES. Consultant shall be entitled to receive reimbursement for all reasonable expenses incurred during the Term in connection with the fulfillment of Consultant's duties hereunder upon presentation of appropriate vouchers therefor, provided that Consultant has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Company for its employees.

            4.4 OFFICE SPACE AND SECRETARIAL ASSISTANCE. During the Term, the Company shall provide Consultant with reasonable office space and secretarial assistance at the Company's executive offices.

            4.5 EXERCISE TERM OF OUTSTANDING OPTIONS. Effective on the Effective Date, the Company and Consultant hereby amend the terms of all outstanding options (and the associated stock option agreements) held by Consultant to purchase shares of the Company's common stock, $.01 par value per share, such that all such options shall, unless previously exercised, expire on November 30, 2000, and all such options shall be so amended without any further action.

            4.6 ACKNOWLEDGEMENT OF BYLAW INDEMNIFICATION. The Company and Consultant acknowledge and agree that nothing herein is intended to modify, diminish or affect Consultant's right to indemnification in the manner contemplated by the Company's Amended and Restated Bylaws in effect as of the Effective Date.

         SECTION 5. BOARD POSITION AND OTHER POSITIONS. During the first six (6) months of the Term (or, if sooner, until the Company's next stockholders' meeting), Consultant shall continue to serve on the Company's Board of Directors (without any additional compensation therefor except as provided herein); provided, however, that Consultant agrees to promptly resign from such Board of Directors upon the written request of the Company's Chairman of the Board. Simultaneously with the execution of this Agreement, Consultant has resigned as an officer and employee of the Company and as an officer, director, manager, trustee, agent and employee of each of the Company's subsidiaries and affiliates except with respect to the positions listed on Exhibit 5 hereto (such positions, the "Continuing Positions"). Consultant agrees to continue to serve in the Continuing Positions, for no additional compensation, during the Term until such time as the Chairman of the Board or the President of the Company shall


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request that Consultant resign such position or positions.

         SECTION 6. RESTRICTIVE COVENANTS

            6.1 ACKNOWLEDGMENTS. Consultant acknowledges that the covenants herein are essential to the negotiated consulting arrangements contemplated hereby, necessary to protect the goodwill and other value of the Company, given by Consultant in consideration of the compensation payable hereunder to Consultant by the Company and offered by Consultant in replacement of more extensive covenants included in the Employment Agreement replaced and superseded by this Agreement, and that irreparable injury would befall the Company should Consultant breach such covenants. Consultant further acknowledges that (i) his prior services as an employee of the Company were, and his services hereunder are, of a special, unique and extraordinary character and that his positions with the Company have placed him in a position of confidence and trust with the key relationships and employees of the Company and have allowed him access to Confidential Information (as hereinafter defined), (ii) the type and periods of restrictions imposed by the covenants in this Section 6 are fair and reasonable and that such restrictions will not prevent Consultant from earning a livelihood, (iii) Consultant is receiving payments hereunder during the operative term of these covenants in consideration of these covenants, (iv) the Company is engaged in the business of developing, owning, acquiring and operating assisted living facilities and specialty care facilities for the treatment of individuals suffering from Alzheimer's disease; (v) the Company conducts its business activity in and throughout the Area (as hereinafter defined); and (vi) Competing Businesses (as hereinafter defined) are engaged in businesses like and similar to the business of the Company.



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            6.2 COVENANTS. Having acknowledged the foregoing, Consultant covenants and agrees with the Company that, for a period of one (1) year following the Effective Date, he will not, directly or indirectly (i) disclose or use for his own benefit or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information disclosed to the Consultant or of which Consultant became aware by reason of his prior employment with or service as a consultant to the Company;
(ii) solicit or divert or appropriate to any Competing Business, directly or indirectly, on his own behalf or in the service of or on behalf of any Competing Business, or attempt to solicit or divert or appropriate to any such Competing Business, within the Area, any person or entity who was a customer of the Company at any time during the preceding twelve (12) months of Consultant's relationship with the Company and with whom Consultant had contact during such period; (iii) employ or attempt to employ or assist anyone else in employing in any Competing Business in the Area any managerial or key employee (including, without limitation, regional and district managers and residence directors) of the Company (whether or not such employment is full time or is pursuant to a written contract with the Company); and (iv) engage in or render any services to or be employed by any Competing Business in the Area in the capacity of officer, managerial or executive employee, director, management consultant or shareholder (other than as the owner of less than five (5%) percent of the shares of a publicity-owned corporation whose shares are traded on a national securities exchange or in the NASDAQ National Market System).

            6.3 RETURN OF INFORMATION. Consultant agrees that, upon the termination of this Agreement for any reason whatsoever, he will not take with him or retain without written authorization from the Chairman of the Board or President, and he will promptly deliver to the Company, originals and all copies of all papers, files or other documents containing any Confidential Information and all other property belonging to the Company and in his possession or under his control. Notwithstanding the immediately preceding sentence, Consultant shall be permitted to retain any personal memorabilia belonging to him, notes taken by him as a member of the Board, or any committee thereof, and any other such materials which Consultant deems to be of value to him in the event the same may be needed by Consultant in connection with the defense of any lawsuit, action or proceeding brought against him for any reason whatsoever.

            6.4 DEFINITIONS AND CONSTRUCTION. For purposes of this Agreement,
(i) "Area" means a twenty (20) mile radius of any assisted living or specialty care facility owned, managed or operated by the Company at any time during the Term; (ii) "Competing Business" means the business of developing, owning, acquiring, managing or operating assisted living facilities or specialty care facilities for the treatment of individuals suffering from Alzheimer's disease and (iii) "Confidential Information" means any and all data and information relating to the business of the Company (whether or not constituting a trade secret) that is, has been or will be disclosed to the Consultant or of which Consultant became or becomes aware as a consequence of or though his relationship as an employee of or consultant to the Company and that has value to the Company and is not generally known by its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public


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disclosure has been made without authorization by the Company), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Confidential Information includes, but is not limited to, information relating to the Company's financial affairs, processes, services, customers, employees or employees' compensation, research, development, purchasing, accounting or marketing. The parties hereto agree that all references to the Company in this Section 6 shall include, unless the context otherwise requires, all subsidiaries and controlled affiliates of the Company.

            6.5 SURVIVAL OF RESTRICTIVE COVENANTS. The covenants and obligations of Consultant under this Section 6 are independent of and separate from the other provisions hereof and shall survive any earlier termination of the Term in accordance with Section 3(b) hereof, unless the parties expressly agree in writing to the contrary.

         SECTION 7. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. The Consultant represents and warrants that:

               (a) this Agreement constitutes the legal, valid and binding obligation of the Consultant, enforceable against him in accordance with its terms;

               (b) Consultant has no claims or rights against, or interests in, the Company, its subsidiaries or its controlled affiliates other than (i) those cancelled, exchanged, waived, superseded and replaced by this Agreement and (ii) Consultant's rights as a holder of the Company's common stock and of options to acquire common stock pursuant to employee stock options granted to the Consultant; and

               (c) Consultant has no right, title, interest or claim in, to or under any Confidential Information or trade secrets of the Company.

         SECTION 8. WAIVERS. Neither party shall be deemed, as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by it, or for any other reason, (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or
(ii) to have modified, changed, amended, terminated, rescind, or superseded any of the terms of this Agreement.

         SECTION 9. INJUNCTIVE RELIEF. The Consultant acknowledges (i) that any violation of this Agreement will result in irreparable injury to the Company,
(ii) that damages at law would not be reasonable or adequate compensation to the Company for violation of this Agreement, and (iii) that the Company shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to an equitable accounting of all earnings, profits and other benefits arising out of any such violation.

         SECTION 10. FUTURE COOPERATION. Consultant agrees and covenants that, during the twelve (12) months following the Term, he shall, to the extent reasonably requested by the Company in writing at least seven (7) days in advance, provide continuing advice, counsel and assistance to the Company with respect to historical matters and the operations of the Company provided that such advice, counsel and assistance do not materially interfere with Consultant's

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employment and business affairs at such time. For a period of two (2) years after the Term, Consultant further agrees and covenants that he shall provide assistance to the Company in any pending or future litigation in which any of the Company, its subsidiaries or controlled affiliates is a party, by providing the Company with factual information known to Consultant that is relevant to the litigation, and by agreeing to appear for deposition or other legal proceeding without the necessity of a subpoena; provided, however, that such assistance shall not require a time commitment during any particular year within such two
(2) year period of in excess of 15 working days. These services provided pursuant to this Section 10 shall be provided by Consultant at no charge to the Company except for any reasonable travel or incidental expenses approved by the Company in advance in writing and if such assistance is provided within the second year of such two (2) year period, Consultant shall be entitled to receive a $500.00 per diem.

         SECTION 11. MISCELLANEOUS.

            11.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Consultant, Consultant's executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Consultant may not be assigned or delegated.

            11.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Wisconsin, without giving effect to any conflicts of laws principles.

            11.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Consultant. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

            11.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            11.5 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):


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                             If to Consultant, addressed to:

                             Mr. William F. Lasky
                             1213 E. Goodrich Lane
                             Fox Point, WI  53217
                             Fax: (414) 352-8342
                             Telephone: (414) 352-8302

                             With a copy to:

                             Arthur F. Woodard, Esquire
                             Kaye, Scholer, Fierman, Hays
                              & Handler, LLP
                             425 Park Avenue
                             New York, NY 10022-3598
                             Fax:  (212) 836-7158
                             Telephone:  (212) 836-8005

                             If to the Company, addressed to:

                             Alterra Healthcare Corporation
                             10000 Innovation Drive
                             Milwaukee, WI  53226
                             Attn:  Chairman of the Board
                             Fax: (414) 918-5080
                             Telephone: (414) 918-5301

                             With a copy to:

                             Mr. Jerry L. Tubergen
                             RDV Corporation
                             126 Ottawa Avenue, N.W.
                             500 Grand Bank Building
                             Grand Rapids, MI 49503
                             Fax:  (616) 454-4654
                             Telephone:  (616) 454-4114

                                     and to:



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


                             Alan C. Leet, Esquire
                             Rogers & Hardin, LLP
                             2700 International Tower
                             Peachtree Center
                             229 Peachtree Street, N.E.
                             Atlanta, GA 30303-1601
                             Fax:  (404) 525-2224
                             Telephone:  (404) 420-4616

All such notices and communications shall be deemed received (i) upon actual receipt thereof by the addressee, (ii) upon actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above; provided, however, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

            11.6 FACSIMILE SIGNATURE; COUNTERPARTS. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            11.7 WAIVER OF BREACH. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Consultant shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Consultant.

            11.8 AMENDMENT. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

            11.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Milwaukee, Wisconsin in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The decision of the arbitrators shall be final and binding as to any matter submitted to them under this Agreement, and judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

            11.10 ENTIRE AGREEMENT; TERMINATION OF EMPLOYMENT AGREEMENT. This Agreement (together with any document or agreement referred to herein) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes and replaces all prior agreements (written or oral) by and between, and all contractual rights of, the Company and Consultant, including, without limitation, the Employment Agreement. The parties hereto acknowledge and agree that the Employment Agreement is terminated and of no further force and effect, and that neither Consultant nor the Company have any further rights or obligations thereunder.


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


            11.11 NO DEROGATION. Both parties agree that no statements will be issued or published by them or any of their authorized representatives, whether spoken or in writing, that would be disparaging to, or derogatory of the other party, the Company or any of its past or present officers, directors or employees or the relationship between the parties.

            11.12 ATTORNEYS' FEES.

               (a) If there is any legal action, arbitration or proceeding between Consultant and the Company arising from or based on this Agreement or the interpretation or enforcement of any provisions hereof, then the unsuccessful party to such action, arbitration or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action, arbitration or proceeding, in any appeal in connection therewith and in any action or proceeding taken to enforce any judgment or order so obtained by the prevailing party. If such prevailing party recovers a judgment in any such action, arbitration, proceeding or appeal, then such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

               (b) Upon request and delivery of invoices supporting such request, the Company shall reimburse Consultant for his reasonable legal fees incurred in connection with the negotiations and preparation of this Agreement, up to an aggregate amount of $7,500.00.



                         [Signatures on following page]


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         IN WITNESS WHEREOF, Consultant has executed and delivered this
Agreement, and the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, all as of the day and year first written above.


                                   /s/ William F. Lasky
                                   --------------------------------------------
                                   WILLIAM F. LASKY


                                   ALTERRA HEALTHCARE CORPORATION


                                   By:     /s/ Robert Haveman
                                   --------------------------------------------
                                     Its:  President
                                         --------------------------------------



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                                    EXHIBIT 5


                       LIST OF POSITIONS TO BE RETAINED BY
                      CONSULTANT AFTER THE EFFECTIVE DATE
                              PURSUANT TO SECTION 5




         1. Chief Executive Officer and Director of Alterra Living Services Home Care, Inc., a New York corporation


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